Exhibit 99.5

STOCK ORDER FORM

FFBW, INC.

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o Janney Montgomery Scott LLC
1475 Peachtree Street NE, Suite 800
Atlanta, GA 30309
Call us toll-free,
at 1-844-977-0092

For Internal Use Only

BATCH #________ ORDER #________ CATEGORY #________
REC'D________________ O________ C________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Central Time, on December 18, 2019. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to First Federal Bank of Wisconsin's office, located at 1801 Summit Avenue, Waukesha, Wisconsin. Do not mail Stock Order Forms to First Federal Bank of Wisconsin. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES

(1) NUMBER OF SHARES		SUBSCRIPTION PRICE PER SHARE		(2) TOTAL PAYMENT DUE
	X	$10.00	=	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **FFBW, Inc.** in the amount of: $ .00

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Please do not remit cash.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the First Federal Bank of Wisconsin deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. **Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at First Federal Bank of Wisconsin and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	First Federal Bank of Wisconsin Deposit Account Number	Withdrawal Amount(s)
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

- a. ☐ Depositors of First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on June 30, 2018.
- b. ☐ Depositors of First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on September 30, 2019.
- c. ☐ Depositors of First Federal Bank of Wisconsin at the close of business on November 8, 2019, borrowers of First Federal Bank of Wisconsin as of November 1, 2012 and former Bay View Federal borrowers as of May 17, 2014 whose borrowings remained outstanding at the close of business on November 8, 2019.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

- d. ☐ You are a resident of either Waukesha or Milwaukee Counties, Wisconsin.
- e. ☐ You were an FFBW, Inc. public stockholder as of November 8, 2019.
- f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	First Federal Bank of Wisconsin Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT

Check if you are a First Federal Bank of Wisconsin, FFBW, Inc. or FFBW, MHC:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Stock Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. *(continued on reverse side of this form)*

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subcription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

☐Individual ☐Tenants in Common ☐Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*
☐Joint Tenants ☐Corporation ☐Partnership ☐Trust - Under Agreement Dated ________ ☐Other______

FOR TRUSTEE/BROKER USE ONLY:
☐IRA (SSN of Beneficial Owner)____ - ____ - ____

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received before 2:00 pm, Central Time, on December 18, 2019, otherwise this form and all subscription rights will be void. ***(continued on reverse side of this form)***

⬅ ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM - SIDE 2(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)Associate - The term "associate" of a person means:(1)any corporation or organization (other than First Federal Bank of Wisconsin, FFBW, Inc., or FFBW, MHC), of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;(2)any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and(3)any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of FFBW, Inc. or First FederalBank of Wisconsin.Acting in concert - The term "acting in concert" means:(1)knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an expressagreement; or(2)a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.In general, a person or company that acts in concert with another person or company ("other party") will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole discretion to determine whether prospective purchasers are associates or acting in concert. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the SEC with respect to other companies. Please see the Prospectus section entitled "The Conversion and Offering - Additional Limitations on Common Stock Purchases" for more information on purchase limitations.(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)I agree that, after receipt by FFBW, Inc., this Stock Order Form may not be modified or canceled without FFBW, Inc.'s consent, and that if withdrawal from a deposit accounthas been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 50,000 shares in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and Reorganization and the Prospectus dated November 12, 2019.Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submittinga Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreementdirectly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.I further certify that, before purchasing the shares of the common stock of FFBW, Inc., I received the Prospectus dated November 12, 2019, and I have read the termsand conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described byFFBW, Inc. in the "Risk Factors" section, beginning on page 18. Risks include, but are not limited to the following:Risks Related to Our Business1. Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing ouroperations could also cause our expenses to increase faster than our revenues.2. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.3. We have a substantial amount of commercial real estate, multifamily and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loansinvolve credit risks that could adversely affect our financial condition and results of operations.4. A portion of our one- to four-family residential real estate loans is comprised of investor-owned properties which increases the credit risk on this portion of our loan portfolio.5. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.6. We may be required to increase our allowance for credit losses as a result of changes to an accounting standard.7. A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.8. Our small size makes it more difficult for us to compete.9. Acquisitions may disrupt our business and dilute stockholder value.10. An inability to identify or complete future acquisitions could adversely affect our future growth.11. We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches.12. Future changes in interest rates could reduce our profits and asset values.13. Strong competition may limit our growth and profitability.14. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.15. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.16. We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends.17. You may not receive dividends on our common stock.18. Changes in accounting standards could affect reported earnings.19. Changes in management's estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.20. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.21. Our Equity Incentive Plan has increased our expenses and reduced our income, and may dilute your ownership interests.22. Legal and regulatory proceedings and related matters could adversely affect us.23. We are subject to environmental liability risk associated with lending activities or properties we own.24. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.25. We may be required to transition from the use of the LIBOR interest rate index in the future.Risks Related to the Offering26. The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.27. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.28. Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.29. Our stock-based benefit plans will increase our expenses and reduce our income.30. The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.31. We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.32. Various factors may make takeover attempts more difficult to achieve.33. There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.34. Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters,which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.35. You may not revoke your decision to purchase New FFBW common stock in the subscription or community offerings after you send us your order.36. The distribution of subscription rights could have adverse income tax consequences.37. You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in thestock price immediately following the offering.Risks Related to Our Contribution to FFBW Community Foundation38. The contribution to FFBW Community Foundation will adversely affect net income.39. Our contribution to FFBW Community Foundation may not be tax deductible, which could reduce our profits.By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the SecuritiesExchange Act of 1934.See Front of Stock Order Form ?

FFBW, INC.STOCK INFORMATION CENTER: 1-(844) 977-0092STOCK ORDER FORM INSTRUCTIONS - SIDE 1Sections (1) and (2) - Number of Shares and Total Payment Due. Indicate the number of shares that you wish to subscribe for and the TotalPayment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is25 shares ($250). The maximum allowable purchase by a person or entity, or individuals acting through a single qualifying account held jointly, is 25,000 shares ($250,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined. Current FFBW, Inc. stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled "The Conversion and Offering - Additional Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.Section (3) - Method of Payment - Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to FFBW, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at a rate of 0.10% per annum from the date payment is processed until the offering is completed, at which time the purchaser will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase.Section (4) - Method of Payment - Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your First Federal Bank of Wisconsin deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you - the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the account's contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a First Federal Bank of Wisconsin certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a First Federal Bank of Wisconsin IRA or other retirement accounts. For guidance on using retirement funds, whether held at First Federal Bank of Wisconsin or elsewhere, please contact the Stock Information Center as soon as possible- preferably at least two weeks before the December 18, 2019 offering deadline. See the Prospectus section entitled "The Conversion and Offering - Procedure for Purchasing Shares in the Subscription and Community Offerings - Using Individual Retirement Account Funds." Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.Section (5) - Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all First Federal Bank of Wisconsin deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all First Federal Bank of Wisconsin deposit and/or applicable loan account numbers that the subscriber(s) had ownership in as of [Date]. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled "The Conversion and Offering" for further details about the Subscription and Community Offerings. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.Section (6) - Management. Check the box if you are a First Federal Bank of Wisconsin, FFBW Mutual Holding Company or FFBW, Inc. director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.Section (7) - Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the subscription offering, you will not receive this notification.Section (8) - Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.Section (9) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.(over) FFBW, INC.

STOCK INFORMATION CENTER: 1-(844) 977-0092STOCK ORDER FORM INSTRUCTIONS - SIDE 2Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at First Federal Bank of Wisconsin at the close of business on June 30, 2018, September 30, 2019 or November 8, 2019, a borrower of First Federal Bank of Wisconsin as of November 1, 2012 or a former borrower of Bay View Federal as of May 17, 2014, whose borrowings remained outstanding at the close of business on November 8, 2019.Buying Stock Jointly - To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at First Federal Bank of Wisconsin at the close of business on June 30, 2018, September 30, 2019, or November 8, 2019, a borrower of First Federal Bank of Wisconsin as of November 1, 2012 or a former borrower of Bay View Federal as of May 17, 2014 whose borrowings remained outstanding at the close of business on November 8, 2019.Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intendedto pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at First Federal Bank of Wisconsin at the close of business on June 30, 2018, September 30, 2019 or November 8, 2019. The standard abbreviation for custodian is "CUST." The standard abbreviation for the Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Wisconsin Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor's social security number).Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate the entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at First Federal Bank of Wisconsin at the close of business on June 30, 2018, September 30, 2019 or November 8, 2019, a borrower of First Federal Bank of Wisconsin as of November 1, 2012 or a former borrower of Bay View Federal as of May 17, 2014, whose borrowings remained outstanding at the close of business on November 8, 2019.Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at First Federal Bank of Wisconsin at the close of business on June 30, 2018, September 30, 2019, or November 8, 2019, a borrower of First Federal Bank of Wisconsin as of November 1, 2012 or a former borrower of Bay View Federal as of May 17, 2014 whose borrowings remained outstanding at the close of business on November 8, 2019.Buying Stock in a Self-Directed IRA (for trustee/broker use only) - Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John Smith IRA"). You can indicate an account number or other underlying information and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at First Federal Bank of Wisconsin at the close of business on June 30, 2018, September 30, 2019, or November 8, 2019, a borrower of First Federal Bank of Wisconsin as of November 1, 2012 or a former borrower of Bay View Federal as of May 17, 2014, whose borrowings remained outstanding at the close of business on November 8, 2019.Section (10) - Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Central Time, on , 2019. Stock Order Forms may be delivered by using the enclosed postage-paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to First Federal Bank of Wisconsin's office located at 1801 Summit Avenue, Waukesha, Wisconsin, which is open between 9:00 a.m. and 5:00 p.m., Local Time, Monday through Friday. Hand delivered stock order forms will only be accepted at this location. You may not deliver Stock Order Forms to our other offices. Please do not mail Stock Order Forms to First Federal Bank of Wisconsin. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, toll-free, at 1-844-977-0092, from 9:00 a.m. to 3:00 p.m., Central Time, Monday throughFriday. The Stock Information Center is not open on bank holidays.